EXHIBIT 10.1

THIRD AMENDMENT TO RECEIVABLES LOAN AGREEMENT
(ABF FREIGHT FUNDING LLC)

THIS THIRD AMENDMENT, dated as of January 2, 2015 (the “Amendment”) is entered into by and among ABF Freight Funding LLC, as borrower (in such capacity, the “Borrower”), ABF Freight System, Inc., as initial servicer (in such capacity, the “Servicer”), and PNC, as the lender (in such capacity, the “Lender”), letter of credit issuer (in such capacity, the “LC Issuer”) and as agent and administrator for the lender and its assigns and the letter of credit issuer and its assigns under the Loan Agreement (hereinafter defined) (in such capacity, the “Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Servicer, LC Issuer and Agent are parties to that certain Receivables Loan Agreement dated as of June 15, 2012 (as amended and supplemented through the date hereof, the “Loan Agreement”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.                                Defined Terms.  Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Loan Agreement.

Section 2.                                Amendments.  Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Agreement shall be and hereby is amended as follows:

2.1.                            The following defined terms appearing in Exhibit I to the Loan Agreement are hereby amended and restated in their entirety and as so amended and restated shall read as follows:

“Facility Termination Date” The earliest to occur of (i) the Amortization Date, and (ii) January 2, 2018.

“Fee Letter” That certain amended and restated letter agreement dated as of January 2, 2015 among the Borrower, ABF, the Lender, the LC Issuer and the Agent, as it may be amended, restated or otherwise modified and in effect from time to time.

2.2.                            Section 9.1(f) of the Loan Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

(f)                                   Failure of the Parent or any of its Subsidiaries other than the Borrower to pay Indebtedness in excess of $20,000,000 in aggregate principal amount (Indebtedness in such amount being referred to hereinafter as “Material Indebtedness”) when due (after giving effect to any applicable grace periods with respect thereto and whether or not such failure to pay is waived); or the default by the Parent or any of its Subsidiaries other than the Borrower in the performance of any term, provision or condition contained in any agreement under which any Material Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Parent or any of its Subsidiaries other than the Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

2.3.                            Section 9.1(l) of the Loan Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

(l)                                     (i) One or more final judgments of a court of competent jurisdiction for the payment of money in an aggregate amount of $10,000 or more shall be entered against the Borrower or (ii) one or more final judgments of a court of competent jurisdiction for the payment of money in an amount in excess of $20,000,000, individually or in the aggregate, shall be entered against the Parent or any of its Subsidiaries (other than the Borrower) on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

2.4.                            Section 9.1(s) of the Loan Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

(s)                                   The Adjusted Leverage Ratio shall be greater than 3.50.

Section 3.                                Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1.                            Each of the parties listed on the signature pages hereto shall have executed and delivered this Amendment.

3.2.                            Agent shall have received the executed Amended and Restated Fee Letter and the payment of any fees due and owing pursuant thereto.

3.3.                            Agent shall have received such other agreements, instruments, documents, certificates, and opinions as Agent may reasonably request.

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Section 4.                                Reaffirmation and Ratification of the Performance Guaranty.  The agreements and obligations of ArcBest Corporation (the “Guarantor”) under the Performance Guaranty are hereby reaffirmed, ratified, brought forward, renewed and extended.  Guarantor hereby ratifies, affirms, reaffirms, acknowledges, and agrees that the Performance Guaranty represents the valid, binding and enforceable obligation of Guarantor.  Guarantor hereby agrees that the Performance Guaranty is and shall remain in full force and effect in favor of the Agent for the benefit of the Secured Parties under the Performance Guaranty, until all obligations owing to the Secured Parties thereunder shall have been satisfied in accordance with its terms.

Section 5.                                Agreement in Full Force and Effect/Effectiveness of Amendment.  Except as expressly set forth herein, all terms and conditions of each Transaction Document, as amended, shall remain in full force and effect.  This Amendment shall be effective as of the date first set forth above.

Section 6.                                Execution in Counterparts, Effectiveness.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7.                                Governing Law.  This Amendment shall be construed in accordance with the laws of the State of New York, without reference to conflict of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

ABF FREIGHT FUNDING LLC, as Borrower

By:	ABF Freight System, Inc., its sole member

	By	/s/ Donald W. Pearson
Name: Donald W. Pearson
Title: Assistant Treasurer

ABF FREIGHT SYSTEM, INC., as Servicer

By	/s/ Donald W. Pearson
	Name:	Donald W. Pearson
	Title:	Assistant Treasurer

Solely for the purpose of Section 4:

ARCBEST CORPORATION, f/k/a ARKANSAS BEST CORPORATION, as Guarantor

By	/s/ Donald W. Pearson
	Name:	Donald W. Pearson
	Title:	Vice President — Treasurer

PNC BANK, NATIONAL ASSOCIATION, as the Lender, the LC Issuer, and as the Agent

By	/s/ Mark Falcione
	Name:	Mark Falcione
	Title:	Executive Vice President